DEFERRAL AGREEMENT

This DEFERRAL AGREEMENT (this “Agreement”) dated as of November 13, 2008, by and among TXP CORPORATION, a Nevada corporation (the “Company”) and YA GLOBAL INVESTMENTS L.P. (“YA Global”).

WITNESSETH

WHEREAS, on March 30, 2007, the parties hereto entered into a Securities Purchase Agreement (the “2007 Securities Purchase Agreement”);

WHEREAS, pursuant to the 2007 Securities Purchase Agreement, YA Global purchased from the Company, among other things, Secured Convertible Note No. TXP-2-1 which was issued on March 30, 2007 in the original principal amount of $4,000,000 and amended on May 29, 2008 (as amended, the “Note”);

WHEREAS, pursuant to the Note, commencing on October 31, 2008 and continuing on the last day of every month thereafter, the Company is obligated to pay to YA Global monthly payments consisting of principal payments of $100,000 plus accrued and unpaid interest (the “Note Payments”);

WHEREAS, on May 29, 2008, the parties hereto entered into a Securities Purchase Agreement (the “2008 Securities Purchase Agreement”);

WHEREAS, pursuant to the 2008 Securities Purchase Agreement, YA Global purchased from the Company (i) Secured Convertible Debenture No. TXPO 3-1 (“Debenture 3-1”) which was issued on May 29, 2008 in the original principal amount of $3,000,000 and (ii) Secured Convertible Debenture No. TXPO 3-2 (“Debenture 3-2” and together with Debenture 3-1, the “Debentures”) which was issued on August 31, 2008 in the original principal amount of $1,500,000;

WHEREAS, capitalized terms which are used but not defined herein have the meaning given thereto in the Debentures; and

WHEREAS, the Company has requested and YA Global has agreed to defer until December 15, 2008, the Company’s obligation to pay (i) the Note Payments due on October 31, 2008 and November 30, 2008 (collectively, the “October and November Note Payments”) and (ii) the interest and Installment Amounts due pursuant to the Debentures on October 31, 2008 and November 30, 2008 (collectively, together with the October and November Note Payments, the “October and November Payment Amounts”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.
Deferral. YA Global hereby defers (the “Deferral”) the requirement of the Company to pay the October and November Payment Amounts only upon the condition that (x) interest shall continue to accrue on the Installment Amounts due on October 31, 2008 and November 30, 2008 until such Installment Amounts are paid in full, (y) interest shall continue to accrue on the principal portion of the October and November Note Payments until the October and November Note Payments are paid in full, and (z) the October and November Payment Amounts plus interest accrued pursuant to clauses (x) and (y) hereof shall be paid in full on or before December 15, 2008.

2.
Effect of this Agreement. Other than the Deferral, no changes, modifications or waivers to the Debentures, the Note or the Transaction Documents (as defined in the 2007 Securities Purchase Agreement and the 2008 Securities Purchase Agreement) are intended or implied and in all other respects the Transaction Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof.

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IN WITNESS WHEREOF, this Agreement is executed and delivered as of the day and year first above written.

TXP Corporation

By: /s/ Michael C. Shores
Name: Michael C. Shores
Title: President and Chief Executive Officer

YA GLOBAL INVESTMENTS, L.P.

By: Yorkville Advisors, LLC
Its: Investment Manager

By: /s/ Troy Rillo
Name: Troy Rillo
Title: Senior Managing Director